UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 24, 2026

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in reAlpha Tech Corp.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 6, 2026 (the “Prior 8-K”), on February 4, 2026, Brian Cole resigned from the Board of Directors (the “Board”) and all committees on which he served, including the Audit Committee. Following Mr. Cole’s resignation, the Company’s Audit Committee was reduced to two independent directors, and the Company was not in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires the Audit Committee to be comprised of a minimum of three independent directors.

As disclosed in the Prior 8-K, on February 6, 2026, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) of its non-compliance with Nasdaq Listing Rule 5605(c)(2)(A) and indicated its intention to rely on the cure period provided by Nasdaq Listing Rule 5605(c)(4)(B). Pursuant to Nasdaq Listing Rule 5605(c)(4)(B), the Company has a cure period to regain compliance until the earlier of the Company’s next annual meeting of stockholders and February 4, 2027.

As disclosed in Item 5.02 of this Current Report on Form 8-K (this “Form 8-K”), on February 24, 2026, the Board appointed Prabhu Antony to serve as an independent director and as a member of the Audit Committee, effective immediately. As a result of Mr. Antony’s appointment to the Audit Committee, the Company believes that it has now regained compliance with the audit committee composition requirements as set forth in Nasdaq Listing Rule 5605(c)(2)(A).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Effective February 24, 2026, the Board appointed Michael J. Logozzo, the Company’s Chief Executive Officer, and Mr. Antony to serve as directors of the Company to fill the vacancies created by prior director resignations. Mr. Logozzo and Mr. Antony will hold their positions until the 2026 annual meeting of the Company’s stockholders or until their successors are elected and qualified, subject to their earlier resignation or removal.

Mr. Logozzo will not receive any additional compensation for his service as a director beyond his existing compensation as Chief Executive Officer of the Company and will not serve on any committees of the Board in connection with his appointment as a director.

Mr. Antony will be compensated in accordance with the Company’s standard non-employee director compensation plan and the Board has appointed Mr. Antony to serve as a member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board has determined that Mr. Antony (i) is independent under the rules of Nasdaq and (ii) meets the heightened standards of independence for compensation and audit committee membership under the applicable rules of the SEC and Nasdaq.

Biographical information regarding Mr. Logozzo is set forth in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 2, 2025, and such information is incorporated by reference herein. There are no family relationships between Mr. Logozzo and any other executive officers or directors of the Company. There is no arrangement or understanding between Mr. Logozzo and any other persons pursuant to which Mr. Logozzo was selected as director. Transactions with Mr. Logozzo required to be disclosed under Item 404(a) of Regulation S-K were disclosed in the Company’s Current Reports on Form 8-K filed with the SEC on June 4, 2025, which disclosed Mr. Logozzo’s appointment as Chief Executive Officer and Amendment No. 1 to his Employment Agreement, and on September 29, 2025, which disclosed Amendment No. 2 to his Employment Agreement.

Mr. Antony, age 47, is joining our board of directors. Mr. Antony is an accomplished business leader with a dealmaking track record that has been recognized globally with honors including Investment Banker of the Year, Top 40 Under 40, and Best Cross-Border Deal of the Year at the Global M&A Forum. Mr. Antony has served as a Venture Partner at Exfinity Ventures, a business-to-business Deeptech US-India cross border venture fund since March 2025. Since June 2024, he has served as President and a member of the board of directors of Stonebridge Acquisition II Corp. (Nasdaq: APAC), a blank check company formed for the purpose of effecting a business combination, and he became the Chief Financial Officer of Stonebridge Acquisition II Corp. in August 2025. Since September 2015, Mr. Antony has served as the Chief Investment Officer of Scieniti LLC, an investment management company. . Mr. Antony also served as President and a member of the board of directors of Stonebridge Acquisition Corp. (Nasdaq: APAC) from February 2021 through its initial business combination with DigiAsia Bios Pte Ltd. (Nasdaq: FAAS), a Mastercard backed Indonesian “Fintech-as-a-Service” company, in April 2024. From December 2009 through December 2024, Mr. Antony served as Executive Director of Sett & Lucas Inc, a Hong Kong headquartered financial institution that specializes in cross border mergers and acquisitions. Mr. Antony is an alumni of the Stanford Graduate School of Business and Wharton School of the University of Pennsylvania. He also holds a Bachelor of Engineering in Electronics and Instrumentation Engineering from the University of Madras and an MBA from Anna University. The board of directors believes that Mr. Antony’s substantial experience in investment banking and capital markets as well as his experience serving on the boards of publicly listed companies will enable him to bring a wealth of strategic and financial insights to the Board.

There are no family relationships between Mr. Antony and any other executive officers or directors of the Company. There is no arrangement or understanding between Mr. Antony and any other persons pursuant to which Mr. Antony was selected as director. There are no transactions to which the Company is a party and in which Mr. Antony has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

Termination of Employment of Chief Financial Officer

On February 24, 2026, the Company terminated the employment of Piyush Phadke as the Company’s Chief Financial Officer, effective as of February 25, 2026. In connection with his termination, the Company expects to enter into a separation agreement with Mr. Phadke.

Appointment of Chief Financial Officer

On February 27, 2026, the Company announced that it appointed Thomas J. Kutzman Jr. as the Company’s Chief Financial Officer (and principal financial and accounting officer), effective as of February 25, 2026. In connection with his appointment, Mr. Kutzman will serve as principal financial and accounting officer of the Company, succeeding Mr. Phadke.

Mr. Kutzman, age 43, brings over 12 years of financial markets experience to the Company. Prior to his appointment as Chief Financial Officer, Mr. Kutzman served as the Company’s Chief Executive Officer of reAlpha Realty following the Company’s November 2025 acquisition of Prevu, Inc. (“Prevu”), the Company Mr. Kutzman co-founded. Mr. Kutzman served as Chief Executive Officer of Prevu from September 2025 to November 2025, and as Co-Chief Executive Officer of Prevu from August 2015 to August 2025. He served as a member of Prevu’s board of directors from August 2015 through its acquisition by the Company. Prior to co-founding Prevu, Mr. Kutzman held investment and trading roles in the United States and Europe at Jabre Capital Partners, Citi, JP Morgan and S.A.C Capital Advisors. Mr. Kutzman holds a Bachelor of Science in Finance and Accounting from the NYU Stern School of Business.

In connection with his appointment, the Company entered into an employment agreement with Mr. Kutzman, which sets forth the terms of Mr. Kutzman’s services as Chief Financial Officer and his compensation arrangement, effective as of February 25, 2026 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Kutzman will receive (i) an annual base salary of $275,000 (the “Base Salary”), which will be reviewed annually by the compensation committee of the Board (the “Compensation Committee”) and may be increased by the Compensation Committee at any time for any reason, (ii) an annual cash incentive bonus in an amount equal to 66.7% of his then Base Salary based on the achievement of certain performance targets to be established by the Compensation Committee, which bonus will be payable no later than two and a half months after the fiscal year to which the performance targets relate to, and (iii) certain other benefits such as unlimited vacation, health insurance and others. Mr. Kutzman is also eligible to participate in the Company’s 2022 Equity Incentive Plan (as amended and as may be further amended from time to time, the “2022 Plan”), and may receive equity awards pursuant to the 2022 Plan, which equity awards may be subject to certain performance criteria and metrics that will be established by the Compensation Committee at such time, including financial, operational and other metrics. Mr. Kutzman or the Company may terminate the Employment Agreement at any time upon written notice to the other party, and it contains customary confidentiality provisions, intellectual property assignment provisions and a non-compete for a period of one year following the termination of his employment. Following his appointment, Mr. Kutzman also entered into the Company’s standard form of indemnification agreement, the form of which was filed as Exhibit 10.17 to the Company’s registration statement on Form S-11 (File No. 333-271307) filed with the SEC on August 28, 2023.

The foregoing description of the Employment Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

There is no arrangement or understanding between Mr. Kutzman and any other person pursuant to which he was selected as Chief Financial Officer (and principal financial and accounting officer). Mr. Kutzman has no family relationships with any of our directors or executive officers, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On February 27, 2026, the Company issued a press release announcing Mr. Logozzo and Mr. Antony’s appointments to the Board and Mr. Kutzman’s appointment as CFO. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

The Company uses, and will continue to use, its investor relations website (ir.realpha.com), press releases, Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts to announce material financial and operational information to the Company’s investors. The Company also intends to use certain social media accounts as additional means of disclosing information about the Company, its services and industry trends to comply with its disclosure obligations under Regulation FD, including (i) Giri Devanur’s, reAlpha’s Executive Chairman, X account (x.com/giridevanur) and LinkedIn account (linkedin.com/in/giridevanur), (ii) Michael J. Logozzo’s LinkedIn account (linkedin.com/in/mike-logozzo) and X account (x.com/mike_logozzo) and (iii) Thomas J. Kutzman Jr.’s, reAlpha’s Chief Financial Officer, X account (x.com/thomaskutzman) and LinkedIn account (linkedin.com/in/thomaskutzman). The X and LinkedIn accounts of Mr. Devanur, Mr. Logozzo and Mr. Kutzman are also used as a means for personal communications and observations. The information the Company posts through these social media accounts may be deemed material. Accordingly, investors should monitor these social media accounts in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. The social media accounts that the Company intends to use as a means of disclosing the information described above may be updated from time to time, as listed on its investor relations website.

The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit Number	Description
10.1*+	Employment Agreement by and between reAlpha Tech Corp. and Thomas J. Kutzman Jr., dated February 24, 2026.
99.1**	Press Release, dated February 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*	Filed herewith.
**	Furnished herewith.
+	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2026	reAlpha Tech Corp.

	By:	/s/ Michael J. Logozzo
Michael J. Logozzo
Chief Executive Officer

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